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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 28, 2000


                               KAYDON CORPORATION
             (Exact name of Registrant as specified in its charter)



          Delaware                     0-12640               13-3186040
(State or other jurisdiction      (Commission File         (IRS Employer
      of incorporation)               Number)           Identification No.)



                     315 East Eisenhower Parkway, Suite 300
                            Ann Arbor, Michigan 48108
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (734) 747-7025


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.   Acquisition or Disposition of Assets.

On August 28, 2000 (the "Closing Date"), pursuant to an Asset Purchase Agreement dated as of August 11, 2000 (the "Tridan Purchase Agreement"), the Registrant acquired substantially all of the assets of Tridan International, Inc. ("Tridan"). On the Closing Date, pursuant to an Asset Purchase Agreement dated as of August 11, 2000 (the "Canfield Purchase Agreement"), the Registrant acquired substantially all of the assets of Canfield Technologies, Inc. ("Canfield") and Environmental Alloys, Inc. ("Environmental Alloys"). On the Closing Date, pursuant to a Stock Purchase Agreement and a Real Estate Purchase Agreement, each dated as of August 11, 2000 (the "Indiana Precision Purchase Agreements"), the Registrant acquired all of the issued and outstanding shares of the capital stock of Indiana Precision, Inc. ("Indiana Precision") and certain real estate formerly leased by Indiana Precision.

The aggregate purchase price for the transactions contemplated by the Tridan Purchase Agreement, the Canfield Purchase Agreement, and the Indiana Precision Purchase Agreements (collectively, the "Purchase Agreements") was approximately $48.0 million, subject to applicable purchase price adjustments or indemnification claims pursuant to the Purchase Agreements.

The transactions contemplated by the Purchase Agreements are acquisitions of related businesses because Canfield, Environmental Alloys, Tridan, and Indiana Precision are under common control and the consummation of each transaction was conditioned on the consummation of all of the transactions.

The consideration provided for in the Purchase Agreements was determined by the Registrant after a complete review of the business and negotiations between representatives of the Registrant and Canfield, Environmental Alloys, Tridan, and Indiana Precision. The acquisitions contemplated by the Purchase Agreements were financed from the Registrant's available revolving credit facility.

Tridan is a manufacturer of specialty production equipment for the commercial and residential air conditioning industry. Canfield and Environmental Alloys are manufacturers of lead-free solders for the electronic, construction, and specialty manufacturing industries. Indiana Precision is a manufacturer of specialty tooling for the plastic packaging industry. The Registrant intends to continue and expand the current operations of the businesses acquired.


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Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (a) Financial Statements of Businesses Acquired.

                 Not required.

             (b) Pro Forma Financial Information.

                 Not required.

             (c) Exhibits. A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         KAYDON CORPORATION

                                         /s/ Kenneth W. Crawford

                                         Kenneth W. Crawford
                                         Vice President and Corporate Controller
                                         (Principal Accounting Officer)


Dated:   September 5, 2000



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                                  EXHIBIT INDEX

 Exhibit. No.     Description

     2.1 Asset Purchase Agreement dated as of August 11, 2000, between the Registrant and Tridan International, Inc. Such agreement does not contain the schedules which are described in such agreement. The Registrant will furnish a copy of the omitted schedules to the Commission upon request.

     2.2 Asset Purchase Agreement dated as of August 11, 2000 among the Registrant and Canfield Technologies, Inc. and Environmental Alloys, Inc. Such agreement does not contain the schedules which are described in such agreement. The Registrant will furnish a copy of the omitted schedules to the Commission upon request.

     2.3 Stock Purchase Agreement, dated as of August 11, 2000, among the Registrant and Daniel V. Grossman, Charles F. Holmes, and Jeffery A. Kunkel. Such agreement does not contain the schedules which are described in such agreement. The Registrant will furnish a copy of the omitted schedules to the Commission upon request.

     2.4 Real Estate Purchase Agreement, dated as of August 11, 2000, by and between the Registrant and Tridan, LLC. Such agreement does not contain the schedules which are described in such agreement. The Registrant will furnish a copy of the omitted schedules to the Commission upon request.

     99           Press Release dated August 28, 2000.